UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2017

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Omeros Corporation, or Omeros, was held on June 16, 2017. Shareholders of record at the close of business on April 12, 2017 were entitled to vote up to 43,938,655 shares of common stock at the annual meeting. A total of 36,903,630 (83.99%) shares were represented at the annual meeting in person or by proxy. Set forth below is a brief description of each matter voted upon at the annual meeting and the final voting results for each matter.

(1)

The election of the following two Class II directors, each to serve until the 2020 Annual Meeting of Shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal:

	For	Withheld	Broker Non-Votes
Thomas J. Cable	18,761,762	1,667,750	16,474,118
Peter A. Demopulos, M.D.	19,055,968	1,373,544	16,474,118

(2)	The approval of an advisory resolution regarding the compensation of Omeros’ named executive officers as reported in the proxy statement for the 2017 Annual Meeting of Shareholders.

For	Against	Abstain	Broker Non-Votes
16,084,478	3,980,923	364,111	16,474,118

(3)	An advisory vote on the frequency of future advisory votes regarding the compensation of Omeros’ named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
6,548,838	997,810	12,716,699	166,165	16,474,118

Based on these results and consistent with its recommendation in the proxy statement for the 2017 Annual Meeting of Shareholders, Omeros’ Board of Directors has determined to hold an advisory vote on the compensation of its named executive officers once every three years.

(4)	The approval of the 2017 Plan.

For	Against	Abstain	Broker Non-Votes
15,358,229	4,714,127	357,156	16,474,118

(5)	The ratification of the appointment of Ernst & Young LLP as Omeros’ independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes
36,354,040	406,471	143,119	0

Item 8.01  Other Events.

On June 21, 2017, Omeros filed a patent infringement lawsuit in the U.S. District Court for the District of Delaware and a patent infringement lawsuit in the U.S. District Court for the District of New Jersey against Sandoz Inc., or Sandoz, and on June 22, 2017, Omeros filed a patent infringement lawsuit in the U.S. District Court for the District of Delaware and a patent infringement lawsuit in the U.S.

District Court for the District of New Jersey against Lupin Ltd. and Lupin Pharmaceuticals, Inc., which we refer to collectively as Lupin. The lawsuits were filed under the Hatch-Waxman Act for Sandoz’s and Lupin’s respective infringement of six Omeros patents: U.S. Patent Nos. 8,173,707, 8,586,633, 9,066,856, 9,278,101, 9,399,040 and 9,486,406, which relate to Omeros’ drug OMIDRIA® (phenylephrine and ketorolac injection) 1%/0.3% and which are listed in the Approved Drug Products with Therapeutic Equivalence Evaluations, known as the Orange Book, published by the U.S. Food and Drug Administration, or FDA. The lawsuits were filed in response to Notice Letters Omeros received from Sandoz and Lupin that each company had filed an Abbreviated New Drug Application, or ANDA, containing a Paragraph IV Certification under the Hatch-Waxman Act and seeking approval from the FDA to market a generic version of OMIDRIA prior to the expiration of the six Orange Book-listed patents for OMIDRIA. These patents were granted following review by the U.S. Patent and Trademark Office, are presumed to be valid under governing law, and can only be invalidated in federal court with clear and convincing evidence.

Under the Hatch-Waxman Act, Omeros was permitted to file suit within 45 days from its receipt of each Notice Letter and thereby trigger a 30-month stay of the FDA’s approval of the respective ANDAs. Each stay is expected to remain in effect until November 2019. The assertions raised in Sandoz’s and Lupin’s Paragraph IV Notice Letters are substantially similar to those raised by Par Pharmaceutical, Inc. and its subsidiary Par Sterile Products, LLC, which we refer to collectively as Par, in Omeros’ current patent litigation against Par. Omeros believes the assertions in the Sandoz and Lupin Paragraph IV Notice Letters do not have merit, and Omeros intends to vigorously prosecute its infringement claims against Sandoz and Lupin.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. These statements include, but are not limited to, Omeros’ expectations regarding the lawsuits. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this Current Report on Form 8-K. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, the risks, uncertainties and other factors described under the heading “Risk Factors” in Omeros’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2017. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and Omeros assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: June 22, 2017	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors